Exhibit 5.2

2, rue Jean Bertholet L - 1233 Luxembourg T +352 26 12 29 1 F +352 26 68 43 31	Highland Holdings S.à r.l. 6, rue Jean Monnet L-2180 Luxembourg Grand Duchy of Luxembourg Luxembourg, 24 March 2023

Ladies and Gentlemen,

Highland Holdings S.à r.l. – Filing of the Renewed Registration Statement

We have acted as special legal counsel in Luxembourg to Highland Holdings S.à r.l., a private limited liability company (société à responsabilité limitée) incorporated under the laws of Luxembourg, having its registered office at 6, rue Jean Monnet, L-2180 Luxembourg, Grand Duchy of Luxembourg, and registered with the Luxembourg Trade and Companies Register (R.C.S. Luxembourg) under number B237108 (the “Company”) in connection with its filing of the renewal of  the shelf registration statement on form S-3ASR (the “Renewed Registration Statement”) with the U.S. Securities and Exchange Commission relating to the proposed public offering of an indeterminate amount of debt securities which may be sold from time to time and on a delayed basis, as set forth in the prospectus which forms a part of the Renewed Registration Statement (the “Prospectus”), and as to be set forth in one or more supplements to the Prospectus.

Capitalised terms used in this opinion letter have the meanings set forth in Exhibit A. Terms not otherwise defined in this opinion letter shall have the meanings ascribed thereto in the Renewed Registration Statement. Section headings used in this opinion letter are for ease of reference only and are not to affect its construction or be taken into consideration in its interpretation.

We hereby consent to the filing of this opinion letter as Exhibit 5.2 to the Renewed Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Prospectus which forms a part of the Renewed Registration Statement. In giving this consent, we do not thereby admit that we are an “expert” within the meaning of the US Securities Act of 1933.

This opinion letter is strictly limited to the legal matters stated in it and may not be read as extending by implication to any legal matters not specifically referred to in it. Nothing in this opinion letter should be taken as expressing an opinion in respect of any representations or warranties, or other information, contained in the  Renewed Registration Statement or any other document reviewed by us in connection with this opinion letter, except as expressly confirmed in this opinion letter.

NautaDutilh Avocats Luxembourg S.à r.l. shall not be held liable for any damage relating to the communication of data or documents. NautaDutilh Avocats Luxembourg S.à r.l. is incorporated as a société à responsabilité limitée (private limited liability company) in Luxembourg, with registered office at 2, rue Jean Bertholet L-1233 Luxembourg and registered with the Luxembourg Trade and Companies Register under number B 189905, with a share capital of EUR 12,500 and registered with the Luxembourg bar on List V. All services rendered by NautaDutilh Avocats Luxembourg S.à r.l. are subject to the general terms and conditions of NautaDutilh Avocats Luxembourg S.à r.l., which include, amongst other provisions, a limitation of liability clause and can be consulted at www.nautadutilh.com (under “General Conditions”) and will be provided free of charge upon request.

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In rendering the opinions expressed herein, we have exclusively reviewed the Renewed Registration Statement, the Corporate Documents and the Public Records. We have not investigated or verified any factual matter, whether or not disclosed to us, in the course of our review, and we assume that any such matter is accurate, complete and up-to-date as of the date hereof.

We have not been involved in structuring, drafting or negotiating the Renewed Registration Statement.

This opinion letter sets out our opinion on certain matters of the laws with general applicability in Luxembourg as at the date hereof and as presently interpreted under published authoritative case law of Luxembourg courts, the General Court and the Court of Justice of the European Union.

The opinions and statements expressed in this opinion letter are limited in all respects to and are to be construed and interpreted in accordance with Luxembourg law. We do not express any opinion on (i) any taxation matters or taxation consequences relating to the entering by the parties into or the performance by the parties of their obligations under the Renewed Registration Statement or any other tax matters, or (ii) securitization law. We do not undertake to revise, update or amend this opinion letter in connection with or to notify or inform you of, any developments and/or changes under Luxembourg law subsequent to the date hereof.

This opinion letter is subject to Luxembourg law and that any issues of interpretation or liability arising out of or in connection with this opinion letter are submitted to the exclusive jurisdiction of the competent courts of Luxembourg-City, Luxembourg. No person other than NautaDutilh Avocats Luxembourg S.à r.l. may be held liable in connection with this opinion letter.

In this opinion letter, legal concepts are expressed in English terms and not in their French or German terms. Luxembourg legal concepts concerned may not be identical in meaning to the concepts described by the English terms as they exist under the law of other jurisdictions. There are always irreconcilable linguistic differences between legal terms or concepts in different jurisdictions. In the event of a conflict or inconsistency, the relevant expression shall be deemed to refer only to the Luxembourg legal concepts described by the same English terms. We accept no liability for such conflicts or inconsistencies.

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Assumptions

For the purposes of this opinion letter, we have assumed that:

a.	all documents reviewed by us as execution versions of documents or as fax, photo or electronic copies of originals are in conformity with the executed originals thereof and such originals are complete and authentic;

b.	Otis Worldwide Corporation is duly incorporated, organised, validly existing and in good standing (where applicable) under the laws of its place of incorporation or establishment;

c.	the Company has complied with all requirements of the Luxembourg legislation and regulations on the domiciliation of companies, and in particular with the Luxembourg Domiciliation Act;

d.	the Company does not carry out any activity in the financial or insurance sector on a professional basis (as referred to in the Financial Sector Act, the Insurance Sector Act, and the AIFM Act) or any activity requiring the granting of a business licence under the Business Licences Act, or any other license;

e.	the Company is not subject to, nor does it meet the criteria to be subject to, any proceedings for general settlement or composition with creditors (concordat préventif de faillite), controlled management (gestion contrôlée) or moratorium or reprieve from payment (sursis de paiement) and has not been or is not adjudicated bankrupt or been made subject to any other insolvency proceedings (including without being limited to an an administrative dissolution without liquidation proceeding (procédure de dissolution administrative sans liquidation)) under any applicable law or otherwise been limited in its rights to dispose of its assets; the Company is not in a state of cessation of payments (cessation de paiements), meaning it is not unable to pay its due debts or meet its payment requirements with its immediately available (liquid) assets, notwithstanding the amount and value of its unavailable (illiquid) assets (e.g. real estate properties) it may have;

f.	the place of central administration (siège de l’administration centrale), the place of effective management (siège de direction effective) and (for the purposes of the Recast Insolvency Regulation) the centre of main interests (centre des intérêts principaux) of the Company are located at the place of its registered office (siège statutaire) in Luxembourg and the Company has no establishment (within the meaning of the Recast Insolvency Regulation) outside Luxembourg;

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g.	the Articles of Association and the Public Records of the Company are each true, complete and up-to-date as at the date hereof and such information has not been materially altered since;

h.	the Resolutions are in full force and effect and have not been amended, revoked or declared null and void, and correctly reflect the resolutions taken by the persons authorized to do so, and the factual statements made and the confirmations given in the Corporate Documents and in the Renewed Registration Statement are complete and correct;

i.	all powers of attorney given to the persons named therein for the purpose of filing the Renewed Registration Statement have been validly granted and confer, under any applicable law (other than Luxembourg law) the necessary power to the persons named therein to file the Renewed Registration Statement;

j.	the Renewed Registration Statement has been or will be duly authorized by Otis Worldwide Corporation and Otis Worldwide Corporation has the capacity, power, authority and legal right to approve and file the Renewed Registration Statement;

k.	all authorizations, approvals and consents required under the laws or regulations of any jurisdiction (other than Luxembourg), which may be required in connection with the execution and performance of the Renewed Registration Statement have been or will be obtained;

l.	the statements of fact in the Renewed Registration Statement and the Corporate Documents reviewed by us are true, accurate, complete and not misleading; and

m.	no provision of law (other than Luxembourg law) would adversely affect or have any negative impact on the opinions we express in this opinion letter.

Opinions

Based upon the foregoing and subject to the qualifications set forth herein and to any matters, documents or events not disclosed to us, we express the following opinions:

Corporate Status

1.	The Company has been duly incorporated and is validly existing for an unlimited duration as a private limited liability company (société à responsabilité limitée) under the laws of Luxembourg.

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No Bankruptcy

2.	Based on the Negative Certificate, no judgment, judicial or administrative decision or court order has been registered with regard to the Company on bankruptcy (faillite), administrative dissolution without liquidation proceeding (procédure de dissolution administrative sans liquidation), composition with creditors (concordat préventif de faillite), controlled management (gestion contrôlée), suspension of payments (sursis de paiement), dissolution or liquidation, the appointment of an interim administrator (administrateur provisoire) or any similar foreign procedure under the Recast Insolvency Regulation as at the date referred to therein.

Corporate Power

3.	The Company has the corporate power and authority to file the Renewed Registration Statement.

Corporate Action

4.	The Company has taken all necessary corporate action required by its Articles of Association and the Companies Act in connection with the filing of the Renewed Registration Statement.

Qualifications

The opinions expressed above are subject to the following qualifications:

A.	Our review of the Renewed Registration Statement and the Prospectus and of any other documents subject or expressed to be subject to any law other than Luxembourg law has been limited to the terms of such documents as they appear to us on their face.

B.	Corporate documents (including but not limited to a notice of a winding-up order or resolution, notice of the appointment of a receiver, administrator, or administrative receiver) may not be held immediately at the Companies Register or are not subject to be deposited/held at the Companies Register and there may also be a delay in the relevant document to be deposited with the Companies Register or appearing on the file of the Company with the Companies Register, which may therefore be incomplete and/or inaccurate, and the Extract and the Negative Certificate may not constitute conclusive evidence of the facts reflected therein.

C.	Under Article 19-3 of the Companies Register Act, documents and extracts of documents will only be valid vis-à-vis third parties from the day of their publication in the RESA unless the Company proves that the relevant third parties had prior knowledge thereof. Third parties may however rely upon documents or extracts thereof which have not yet been published in the RESA. Such documents are not enforceable against third parties during 15 (fifteen) days following publication if they prove that it was impossible for them to have knowledge thereof.

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D.	An enquiry with the Companies Register is not capable of conclusively revealing whether or not a winding-up petition or a petition for the making of an administration or bankruptcy order or similar action has been presented or is threatened to be presented; therefore, any reliance on the Negative Certificate should be made with regard to the functionality of the Companies Register.

E.	Article 1200-1 of the Companies Act provides that the Luxembourg district court (Tribunal d’Arrondissement) dealing with commercial matters, may, at the request of the public prosecutor (Procureur d’Etat), order the dissolution and the liquidation of a company governed by Luxembourg law which seriously contravenes the provisions of the Companies Act, the assessment of which is left to the discretion of the competent courts. As such, the opening of any dissolution or liquidation proceedings may be delayed or stopped in certain circumstances, provided that (a) such non-compliance is remedied satisfactorily in the view of the competent court (usually if the delay in filing of the financial statements is not longer than 2 (two) years) and (b) the Company is not subject to insolvency or similar proceedings set out at qualification F (including the administrative dissolution without liquidation proceeding (procédure de dissolution administrative sans liquidation)). Luxembourg courts do not have a uniform interpretation on whether or not the non-compliance may be remedied in all circumstances and which timeframe (if any) will be acceptable to update the financial statements.

F.	Each power of attorney and mandate, as well as any agency provisions granted and all appointments made by the Company , will terminate by law and without notice upon the Company’s bankruptcy (faillite), and become ineffective upon the entering of the Company into controlled management (gestion contrôlée) and suspension of payment (sursis de paiement).

G.	Any activity by the Company contrary to criminal law as well as any serious violation (contravention grave) by the Company of the provisions of the Luxembourg Commercial Code, of the laws governing commercial companies (including without limitation with respect to any business licence requirement) and in particular of the Luxembourg Domiciliation Act, and of the Financial Sector Act may lead to the liquidation and winding-up of the Company. The assessment of whether any violation of said requirements is serious, is left to the discretion of the courts. For the purpose of this opinion letter, we have not verified whether or not the Company has complied with all requirements of Luxembourg law applicable to the domiciliation of companies.

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H.	As a general rule, powers of attorney or mandates (mandats) may be terminated at will (ad nutum) at any time notwithstanding that they are expressed to be irrevocable. In order to be valid and binding on the principal, such proxies, mandates and powers of attorneys must have a limited purpose and not be drafted in a general way and in broad terms.

I.	We express no opinion on any clause of Renewed Registration Statement incorporating by reference certain provisions of any documents which we have not reviewed and on which we have not been requested to opine.

Yours faithfully,

NautaDutilh Avocats Luxembourg S.à r.l.
Authorized Signatory:
Margaretha (Greet) Wilkenhuysen

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EXHIBIT A LIST OF DEFINITIONS

“Articles of Association”	has the meaning attributed thereto in Exhibit B

“Business Licences Act”	the Luxembourg Act of 2 September 2011 regulating access to the professions of craftsman, trader, industrialist as well as certain liberal professions, as amended

“Companies Act”	the Luxembourg Act of 10 August 1915 on commercial companies, recast

“Companies Register”	the Luxembourg Register of Commerce and Companies (R.C.S. Luxembourg)

“Companies Register Act”	the Luxembourg Act of 19 December 2002 on the register of commerce and companies and the accounting and annual statements of undertakings, as amended

“Corporate Documents”	has the meaning attributed thereto in Exhibit B

“Extract”	has the meaning attributed thereto in Exhibit B

“Financial Sector Act”	the Luxembourg Act of 5 April 1993 regarding the financial sector, as amended

“Insurance Sector Act”	the Luxembourg Act of 7 December 2015 on the insurance sector, as amended

“LCC”	the Luxembourg Civil Code

“Luxembourg”	the Grand Duchy of Luxembourg

“Luxembourg Commercial Code”	the Luxembourg Commercial Code (Code de Commerce)

“Luxembourg Domiciliation Act”	the Luxembourg Act of 31 May 1999 on the domiciliation of companies, as amended

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“NautaDutilh”	NautaDutilh Avocats Luxembourg S.à r.l.

“Negative Certificate”	has the meaning attributed thereto in Exhibit B

“Public Records”	has the meaning attributed thereto in Exhibit B

“Recast Insolvency Regulation”
the Regulation (EU) 2015/848 of the European Parliament and of the Council of 20 May 2015 on insolvency proceedings (recast), as amended by Regulation (EU) 2021/2260 of the European Parliament and of the Council of 15 December 2021

“Resolutions”	has the meaning attributed thereto in Exhibit B

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EXHIBIT B LIST OF CORPORATE DOCUMENTS AND PUBLIC RECORDS

List of corporate documents and public records of the Company:

1.
an electronic copy of the amended and restated articles of association of the Company dated 28 February 2023 as included in the extraordinary shareholders meeting of the Company of the same date (the “Articles of Association”);

2.
an electronic copy of the resolutions of the managers (gérants) of the Company, dated 27 February 2023 which, inter alia, approve the entering by the Company into Renewed Registration Statement (the “Resolutions”);

3.
an electronic copy of a certificate of non-registration of judgments or administrative dissolution without liquidation, issued by the Companies Register for the Company on 24 March 2023 and reflecting the situation of 23 March 2023, and stating that the Company has not been declared bankrupt (en faillite) and has not been subject to an administrative dissolution without liquidation proceeding (procédure de dissolution administrative sans liquidation) and that it has not applied for general settlement or composition with creditors (concordat préventif de faillite), controlled management (gestion contrôlée) or reprieve from payment (sursis de paiement) or such other proceedings listed in Article 13, items 4 to 12, 16 and 17 and Article 14 of the Companies Register Act (the “Negative Certificate”); and

4.	an electronic copy of a register extract for the Company issued by the Companies Register dated 24 March 2023 (the “Extract”).

The Articles of Association and the Resolutions are collectively referred to as the “Corporate Documents”.

The Negative Certificate and the Extract are collectively referred to as the “Public Records”.